EXHIBIT 10.3

ENVIRONMENTAL INDEMNITY AGREEMENT
THIS ENVIRONMENTAL INDEMNITY AGREEMENT (as the same may be amended, restated, extended, renewed or otherwise modified from time to time, this “Agreement”) made as of the 6th day of March, 2017, by ARC NYC123WILLIAM, LLC, a Delaware limited liability company, having its principal place of business at c/o American Realty Capital New York City REIT, Inc., 106 York Road, Jenkintown, Pennsylvania 19046 (“Borrower”), and NEW YORK CITY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, having an address at c/o American Realty Capital, 106 York Road, Jenkintown, Pennsylvania 19046 (“Principal”; Borrower and Principal are collectively herein referred to as “Indemnitor”), in favor of BARCLAYS BANK PLC, a public company registered in England and Wales, having an address at 745 Seventh Avenue, New York, New York 10019 (together with its successors, permitted transferees and/or permitted assigns, collectively, “Indemnitee”) and other Indemnified Parties (defined below).
RECITALS:
A.    Indemnitee is prepared to make a loan (the “Loan”) to Borrower pursuant to a Loan Agreement of even date herewith between Borrower and Indemnitee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.
B.    Principal is the owner of a direct and/or indirect equity interest in Borrower and will receive substantial benefit from Indemnitee’s making of the Loan to Borrower.
C.    Indemnitee is unwilling to make the Loan unless Indemnitor agrees to provide the indemnification, representations, warranties, covenants and other matters described in this Agreement for the benefit of the Indemnified Parties.
D.    Indemnitor is entering into this Agreement to induce Indemnitee to make the Loan.
AGREEMENT
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants and agrees for the benefit of the Indemnified Parties as follows:
1.    ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES. Except as otherwise disclosed by those certain Phase I environmental reports (or Phase II environmental reports, if required) in respect of the Property (individually and/or collectively referred to below as the context may require as the “Environmental Report”), copies of which have been provided to, or received by, Indemnitee, (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are in compliance with all Environmental Laws (defined below) and with permits issued pursuant thereto (b) to

Indemnitor’s knowledge, there are no past or present Releases (defined below) of Hazardous Substances in, on, under or from the Property which have not been remediated in accordance with Environmental Law; (c) Indemnitor does not know of, and has not received any written notice from any Person (including but not limited to a governmental entity) relating to the threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present material non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been remediated or otherwise corrected in all material respects in accordance with Environmental Law; (e) Indemnitor does not know of, and has not received, any written notice from any Person (including but not limited to a governmental entity) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property in violation of Environmental Law, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; (f) Indemnitor has provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Indemnitor and that is contained in files and records of Indemnitor or that has been provided to Indemnitor, including but not limited to any reports relating to Hazardous Substances in, on, under or from the Property and/or to any environmental condition of the Property; and (j) to Indemnitor’s knowledge, no Hazardous Substances have been handled, manufactured, generated, stored or processed on the Property.
2.        ENVIRONMENTAL COVENANTS. Indemnitor covenants and agrees that: (a) all uses and operations on or of the Property, whether by Indemnitor or any other Person, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) Indemnitor shall not cause, or permit, there to be any material Releases of Hazardous Substances in, on, under or from the Property; (c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) disclosed to Indemnitee in writing; (d) Indemnitor shall use good faith efforts to keep or cause to be kept the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitor or any other Person (the “Environmental Liens”); (e) Indemnitor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Paragraph 3 of this Agreement, including but not limited to providing all relevant information and making knowledgeable Persons available for interviews; (f) in the event the Indemnified Parties have a good faith reason to believe there exists a Release or imminent threat of Release of Hazardous Substances or any other environmental condition involving Hazardous Substances at the Property in violation of Environmental Law, Indemnitor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any reasonable written request of Indemnitee (including but not limited to sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), and share with Indemnitee the reports and other results thereof, and Indemnitee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Indemnitor shall, at its sole cost and expense, comply with all reasonable written requests of Indemnitee to (i) effectuate Remediation of any environmental condition (including but not limited to a Release of a Hazardous Substance) in, on, under or from the Property to the extent that such Remediation is required by applicable Environmental Law; (ii) comply with any directive from any governmental authority with respect to compliance with any Environmental Law applicable to the Property; and (iii) take any other reasonable action necessary or appropriate for protection of human health or the environment with respect to compliance with any Environmental Law applicable to the Property; (h) Indemnitor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment in violation of Environmental Laws applicable to the Property, poses an unreasonable risk of harm to any Person in violation of Environmental Laws applicable to the Property; (i) Indemnitor shall promptly notify Indemnitee in writing of (A) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property in violation of, or which would reasonably be expected to result in liability by Indemnitor pursuant to, applicable Environmental Laws; (B) any non-compliance with any Environmental Laws applicable to the Property; (C) any actual or expected Environmental Lien; (D) any required or proposed Remediation of environmental conditions relating to the Property; and (E) any written notice that any Indemnitor receives from any source whatsoever (including but not limited to a governmental entity) relating in any way to the presence, release, or threatened release of Hazardous Substances or Remediation thereof, possible liability of Indemnitor pursuant to any Environmental Law applicable to the Property, other environmental conditions in connection with the Property in violation of Environmental Law, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement; and (j) Indemnitor shall comply in all material respects with any and all applicable local, state or federal laws, legislation, guidelines or statutes at any time in effect with respect to Microbial Matter.
3.        INDEMNIFIED RIGHTS/COOPERATION AND ACCESS. In the event the Indemnified Parties have a good faith reason to believe that an environmental hazard involving a Hazardous Substance in violation of Environmental Law exists on the Property that, endangers any tenants or other occupants of the Property or their guests or the general public, upon reasonable notice from the Indemnitee, Indemnitor shall, at Indemnitor’s expense, promptly cause an engineer or consultant reasonably satisfactory to the Indemnified Parties to conduct any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Indemnitee and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to the Indemnified Parties within a reasonable period, then, upon reasonable notice to Indemnitor, the Indemnified Parties and any other Person designated by the Indemnified Parties, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in the sole and absolute discretion of the Indemnified Parties) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing, unless, in the case of such results not being delivered to the Indemnified Parties within a reasonable period, such results are delivered to the Indemnified Parties prior to the taking of any such activities by any such Person. If the Indemnified Parties shall have a right of access to the Property pursuant to this Section 3, Indemnitor shall cooperate with and provide the Indemnified Parties and any such Person designated by the Indemnified Parties with such access.
4.        INDEMNIFICATION. Indemnitor covenants and agrees, at its sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against any and all Losses (defined below) imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any time located in, under, on or above the Property; (d) any activity by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including but not limited to any removal, remedial or corrective action; (e) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including but not limited to any failure by Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property to comply with any order of any governmental authority in connection with any Environmental Laws; (f) the imposition, recording or filing or the threatened imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (h) any acts of Indemnitor, any Person affiliated with Indemnitor, and any tenant or other user of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances at any facility or incineration vessel containing such or similar Hazardous Substances; (i) any acts of Indemnitor, any Person affiliated with any Indemnitor, and any tenant or other user of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release, or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; and (j) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to this Agreement. Notwithstanding the foregoing, Indemnitor shall not have any indemnification obligations to Indemnitee under this Agreement with respect to any Losses that have been adjudicated as final (and are not subject to appeal) as having arisen solely out of, or that Indemnitor can prove to the satisfaction of Indemnitee (determined in Indemnitee’s good faith discretion) arose solely out of, Hazardous Substances in, on, under or about the Property that were (a) not (i) present prior to the date that (A) Indemnitee or its nominee acquired title to the Property (and in no event resulting from or relating to a condition existing or which may have existed prior to the date that Indemnitee or its nominee acquired title to the Property), whether by foreclosure, exercise of power of sale, acceptance of a deed-in-lieu of foreclosure, or otherwise or (B) a mezzanine loan foreclosure or assignment in lieu of foreclosure of the direct or indirect ownership interest of Borrower by a mezzanine lender or its designee pursuant to the terms of a mezzanine loan permitted under the Loan Agreement, including without limitation, pursuant to Section 11.6 thereof, or entered into with the approval of Indemnitee, and (ii) the result of any act or negligence of Indemnitor or any of Indemnitor’s affiliates, agents or contractors; or (b) solely the result of the gross negligence or willful misconduct of any Indemnitee.
5.        DUTY TO DEFEND AND ATTORNEYS AND OTHER FEES AND EXPENSES. Upon written request by any Indemnified Party directly pertaining to actions or suits arising out of the circumstances set forth in Section 4 above, Indemnitor shall defend same (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without Indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, Indemnitor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
6.        DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings: The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or relating to liability for or costs of other actual danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the Property; requiring notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Property; and relating to wrongful death, personal injury, or property or other damage in connection with any environmental condition or use of the Property.

The term “Hazardous Substances” means any and all substances (whether solid, liquid or gas) defined, regulated, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to Microbial Matter, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives. The foregoing shall be deemed to exclude substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purposes of cleaning or other maintenance or operations, provided the same (i) have been and continue to be in compliance with all Environmental Laws, (ii) have not and do not result in contamination of the Property and (iii) have not had and do not otherwise have a Material Adverse Effect.
The term “Indemnified Parties” means Indemnitee, any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved with the servicing of the Loan, any Person in whose name the encumbrance created by the Security Instruments are or will have been recorded, Persons who may hold or acquire or will have held a full or partial direct interest in the Loan (including, but not limited to, any custodians, trustees and other fiduciaries who hold or have held a full or partial direct interest in the Loan for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, affiliates, subsidiaries, successors and assigns of any and all of the foregoing (including but not limited to any other Person who holds or acquires or will have held a full or partial direct interest in the Loan or the Property, whether during the term of the Loan or as a part of a foreclosure of the Loan and including, but not limited to, any successors by merger, consolidation or acquisition of all or a substantial portion of Indemnitee’s assets and business).
The term “Losses” means any actual losses, damages (excluding consequential damages, special damages and punitive damages), costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), in the case of each of the foregoing, of whatever kind or nature and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
The term “Microbial Matter” means fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, but not limited to, mold, mildew, and viruses, whether or not such Microbial Matter is living.
The term “Release” with respect to any Hazardous Substance means any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; any actions to prevent, cure or mitigate any Release of any Hazardous Substance; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to herein.
7.    OPERATIONS AND MAINTENANCE PROGRAMS. If recommended by the Environmental Report or any other environmental assessment or audit of the Property (including, without limitation, any assessment or audit performed after the date hereof), Indemnitor shall establish and comply with an operations and maintenance program with respect to the Property, in form and substance reasonably acceptable to Indemnitee, prepared by an environmental consultant reasonably acceptable to Indemnitee (each such program, as applicable, the “O&M Program”), which O&M Program shall address any asbestos-containing material or lead based paint that may now or in the future be detected at or on the Property. Borrower shall not permit any O&M Program to be amended, terminated, replaced or otherwise modified, in each case, without obtaining Lender’s prior written consent thereto, not to be unreasonably withheld. Without limiting the generality of the foregoing, Indemnitee may require in its reasonable discretion (a) periodic notices or reports to Indemnitee in form, substance and at such intervals as Indemnitee may specify, (b) an amendment to any O&M Program to address changing circumstances, laws or other matters, (c) access to the Property by Indemnitee, its agents or servicer, to review and assess the environmental condition of the Property and Indemnitor’s compliance with any O&M Program and (e) variation of any O&M Program in response to the reports provided by any such consultants. Indemnitor’s failure to comply with the foregoing provisions of this Section within thirty (30) days of notice from Indemnitee shall, at Indemnitee’s option, constitute an Event of Default. Without limitation of the foregoing, Borrower hereby acknowledges and agrees that (i) as of the date hereof, Borrower has established the Operations and Maintenance Plan for Asbestos-Containing Materials dated as of January 27, 2015 (the “Closing Date O&M Program”) and (ii) the Closing Date O&M Program shall constitute an “O&M Program” for purposes hereof. Borrower shall continue to implement the Closing Date O&M Program for the Property, and shall diligently comply with the requirements of the Closing Date O&M Program during the term of the Loan. The Closing Date O&M Program shall be in compliance in all material respects with all applicable Legal Requirements and shall be subject to the reasonable approval of Indemnitee. Indemnitee’s requirement that Borrower comply with the Closing Date O&M Program shall not be deemed to constitute a waiver or a modification of any of Borrower’s representations, covenants or agreements with respect to environmental matters set forth herein, in the Loan Agreement or in any other Loan Document.
8.        UNIMPAIRED LIABILITY. The liability of Indemnitor under this Agreement shall in no way be limited or impaired by, and Indemnitor hereby consents to and agrees to be bound by, any amendment or modification of the provisions of the Note, the Loan Agreement, the Security Instruments or any other Loan Document to or with Indemnitee by Indemnitor or any Person who succeeds Indemnitor or any Person as owner of the Property. In addition, the liability of Indemnitor under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Property, (iii) except as provided herein, any exculpatory provision in the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents limiting Indemnitee’s recourse to the Property or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitor, (iv) the accuracy or inaccuracy of the representations and warranties made by Indemnitor under the Note, the Loan Agreement, the Security Instruments or any of the other Loan Documents or herein, (v) the release of Indemnitor or any other Person from performance or observance of any of the agreements, covenants, terms or conditions contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instruments or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitor and with or without consideration.
9.        ENFORCEMENT. Indemnified Parties may enforce the obligations of Indemnitor without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Loan Agreement, the Security Instruments or any other Loan Documents or the Property, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the Debt, unless Indemnitee expressly elects in writing to make this Agreement additional collateral or security for the Debt, which Indemnitee is entitled to do in its sole and absolute discretion. It is not necessary for an Event of Default to have occurred pursuant to and as defined in the Loan Agreement for Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Loan Agreement, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Loan Agreement; Indemnitor is fully and personally liable for such obligations, and such liability is not limited to the original or amortized principal balance of the Loan or the value of the Property.
10.        SURVIVAL. Subject to this Section 10, the obligations and liabilities of Indemnitor under this Agreement shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instruments. Upon the full and indefeasible payment by Indemnitor of the Debt, the indemnification obligations of Indemnitor hereunder shall be limited to Losses arising from conditions occurring or existing prior to the date of such satisfaction and discharge of the Debt. Notwithstanding the foregoing, upon the full and indefeasible payment by Indemnitor of the Debt, provided that Indemnitor furnishes to Indemnitee a Phase I environmental report with respect to the Property, which report is from an environmental consultant reasonably acceptable to Lender, which updated environmental report(s) disclose, no actual or threatened (other than as disclosed in the Environmental Report delivered to Indemnitee by Indemnitor in connection with the origination of the Loan) (A) non-compliance with or violation in any material respect of applicable Environmental Laws (or permits issued pursuant to Environmental Laws) in connection with the Property or operations thereon, (B) Environmental Liens encumbering the Property, (C) administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in the indemnity provisions of this Agreement or (D) presence or Release of Hazardous Substances in, on, under or from the Property, excluding substances of kinds and in amounts ordinarily and customarily used or stored in properties similar to the Property for the purposes of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws, that has not been fully remediated in accordance with all applicable Environmental Laws, then this Agreement shall terminate and be of no further force and effect on the date that is two (2) years after the date on which the Debt is so paid in full.
11.        INTEREST. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within five (5) days of such demand therefor, shall bear interest at the Default Rate.
12.        WAIVERS.
(a)         Indemnitor hereby waives (i) any right or claim of right to cause a marshaling of Indemnitor’s assets or to cause Indemnitee or other Indemnified Parties to proceed against any of the security for the Loan before proceeding under this Agreement against Indemnitor; (ii) and relinquishes all rights and remedies accorded by applicable law to indemnitors or guarantors, except any rights of subrogation which Indemnitor may have, provided that the indemnity provided for hereunder shall neither be contingent upon the existence of any such rights of subrogation nor subject to any claims or defenses whatsoever which may be asserted in connection with the enforcement or attempted enforcement of such subrogation rights including, without limitation, any claim that such subrogation rights were abrogated by any acts of Indemnitee or other Indemnified Parties; (iii) the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against or by Indemnitee or other Indemnified Parties; (iv) notice of acceptance hereof and of any action taken or omitted in reliance hereon; (v) presentment for payment, demand of payment, protest or notice of nonpayment or failure to perform or observe, or other proof, or notice or demand; and (vi) all homestead exemption rights against the obligations hereunder and the benefits of any statutes of limitations or repose. Notwithstanding anything to the contrary contained herein, Indemnitor hereby agrees to postpone the exercise of any rights of subrogation with respect to any collateral securing the Loan until the Loan shall have been paid in full.
(b)        EACH OF INDEMNITOR AND INDEMNITEE (BY ITS ACCEPTANCE OF THIS AGREEMENT) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THE NOTE, THE SECURITY INSTRUMENT, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTIES IN CONNECTION THEREWITH.

13.        SUBROGATION. Indemnitor shall take any and all reasonable actions, including institution of legal action against third parties, necessary or appropriate to obtain reimbursement, payment or compensation from such Persons responsible for the presence of any Hazardous Substances at, in, on, under or near the Property or otherwise obligated by law to bear the cost. Indemnified Parties shall be and hereby are subrogated to all of Indemnitor’s rights now or hereafter in such claims.
14.        INDEMNITOR’S REPRESENTATIONS AND WARRANTIES. Indemnitor represents and warrants that:
(a)        it has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms;
(b)        its execution of, and compliance with, this Agreement is in the ordinary course of business of Indemnitor and will not result in the breach of any term or provision of the charter, by-laws, partnership or trust agreement, or other governing instrument of Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under, or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Indemnitor or the Property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Property is subject;
(c)        to Indemnitor’s knowledge, there is no action, suit, proceeding or investigation pending or threatened against it which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of Indemnitor, or in any material impairment of the right or ability of Indemnitor to carry on its business substantially as now conducted, or in any material liability on the part of Indemnitor, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of Indemnitor contemplated herein, or which would be likely to impair materially the ability of Indemnitor to perform under the terms of this Agreement;
(d)        it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;
(e)        to Indemnitor’s knowledge, no approval, authorization, order, license or consent of, or registration or filing with, any governmental authority or other person, and no approval, authorization or consent of any other party is required in connection with this Agreement; and
(f)        this Agreement constitutes a valid, legal and binding obligation of Indemnitor, enforceable against it in accordance with the terms hereof.
15.        NO WAIVER. No delay by any Indemnified Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of any such privilege, power or right.

16.        NOTICE OF LEGAL ACTIONS. Each party hereto shall, within five (5) Business Days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances on, from or affecting the Property, and (ii) any legal action brought against such party or related to the Property, with respect to which Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 20 hereof.
17.        EXAMINATION OF BOOKS AND RECORDS. Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitor which reflect upon its financial condition, at the Property or at the office regularly maintained by Indemnitor where the books and records are located. Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitor pertaining to the income, expenses and operation of the Property during reasonable business hours at the office of Indemnitor where the books and records are located.
18.        SECURITIZATION. Article 11 of the Loan Agreement is hereby incorporated by reference as if fully set forth herein. Indemnitor hereby agrees to cooperate in fulfilling any obligation of Borrower under Article 11 of the Loan Agreement.
19.        TAXES. Indemnitor has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by it and has paid all taxes and related liabilities which have become due pursuant to such returns or pursuant to any assessments received by it. Indemnitor has no knowledge of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.
20.        NOTICES. All notices or other written communications hereunder shall be made in accordance with Article 14 of the Loan Agreement to the addresses noted above (or to such other addresses as may be specified in writing by any party hereto to the other parties hereto).
21.        DUPLICATE ORIGINALS; COUNTERPARTS. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
22.        NO ORAL CHANGE. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Indemnitor or any Indemnified Party, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

23.        HEADINGS, ETC. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
24.        NUMBER AND GENDER/SUCCESSORS AND ASSIGNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons referred to may require. Without limiting the effect of specific references in any provision of this Agreement, the term “Indemnitor” shall be deemed to refer to each and every Person comprising an Indemnitor from time to time, as the sense of a particular provision may require, and to include the heirs, executors, administrators, legal representatives, successors and assigns of Indemnitor, all of whom shall be bound by the provisions of this Agreement, provided that no obligation of Indemnitor may be assigned except with the written consent of Indemnitee. Each reference herein to Indemnitee shall be deemed to include its successors and assigns. This Agreement shall inure to the benefit of Indemnified Parties and their respective successors and assigns forever.
25.        RELEASE OF LIABILITY. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
26.        RIGHTS CUMULATIVE. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies which Indemnitee has under the Note, the Security Instruments, the Loan Agreement or the other Loan Documents or would otherwise have at law or in equity.
27.        INAPPLICABLE PROVISIONS. If any term, condition or covenant of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.
28.        GOVERNING LAW. The governing law and related provisions set forth in Section 17.2 of the Loan Agreement (including, without limitation, any authorized agent provisions thereof) are hereby incorporated by reference as if fully set forth herein (with Indemnitor substituted in all places where Borrower appears thereunder) and shall be deemed fully applicable to Indemnitor hereunder. Indemnitor hereby certifies that it has received and reviewed the Loan Agreement (including, without limitation, Section 17.2 thereof). In the event of any conflict or inconsistency between the terms and conditions of this Agreement and this Section 28, this Section 28 shall control.
29.        MISCELLANEOUS.
(a)    Wherever pursuant to this Agreement (i) Indemnitee exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Indemnitee, or (iii) any other decision or determination is to be made by Indemnitee, the decision of Indemnitee to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Indemnitee, shall be in the sole and absolute discretion of Indemnitee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.
(b)        Wherever pursuant to this Agreement it is provided that Indemnitor pay any costs and expenses, such costs and expenses shall include, but not be limited to, legal fees and disbursements of Indemnitee, whether retained firms, the reimbursements for the expenses of the in-house staff or otherwise.
(c)        If Indemnitor consists of more than one person or party, the obligations and liabilities of each such person or party hereunder shall be joint and several.
(d)         Each of Indemnitor and Indemnitee irrevocably submits generally and unconditionally for itself and in respect of its property to the nonexclusive jurisdiction of any state or federal court sitting in the State over any suit, action or proceeding arising out of, or relating to, this Agreement, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state or federal court. Each of Indemnitor and Indemnitee irrevocably waives, to the fullest extent permitted by law, any objection that Indemnitor or Indemnitee, respectively, may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claims that any such suit, action or proceeding is brought in an inconvenient forum. Final judgment in any such suit, action or proceeding brought in any such court shall be binding upon Indemnitor and may be enforced in any court in which Indemnitor or Indemnitee is subject to jurisdiction, by a suit upon such judgment provided that service of process is effected upon Indemnitor or Indemnitee as provided in the Loan Documents or as otherwise permitted by applicable Legal Requirements. The authority and power to appear for and enter judgment against Indemnitor shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdiction as often as Indemnitee shall deem necessary and desirable, for all of which this Indemnitor shall be sufficient warrant.
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IN WITNESS WHEREOF, this Agreement has been executed by Indemnitor and is effective as of the day and year first above written.
BORROWER:
ARC NYC123WILLIAM, LLC,
a Delaware limited liability company

By: /s/ Michael A. Ead
Name: Michael A. Ead
Title: Authorized Signatory

PRINCIPAL:
NEW YORK CITY OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By: /s/ Michael A. Ead
Name: Michael A. Ead
Title: Authorized Signatory